       PROVINCE
[LOGO] OF                                                                      B
       ONTARIO

                             CHARGE/MORTGAGE OF LAND
                     FORM 2 - LAND REGISTRATION REFORM ACT

FOR OFFICE USE ONLY

New Property Identifiers

Additional:
See Schedule [ ]

Executions

Additional:
See Schedule [ ]

(1)  Registry [X]        Land Titles [ ]

(2)  Page 1 of 6 pages

(3)  Property            Block          Property       Additional:
     Identifier(s)                                     See Schedule [ ]

(4)  Principal Amount Eight Hundred Thousand -- 00/100

                                                Dollars $800,000.00

(5)  Description

     Part of Lot 5 and Part of Town Lot PP, Plan 898, Part of Township Lot 29, and parts of William Street, as closed by By-Laws 2455 and 1140 City of Thorold
     Regional Municipality of Niagara.

     as more particularly described on Schedule "A"

(6)  This Document Contains:

     (a) Redescription New Easement Plan/Sketch [ ]
     (b) Schedule for:
         Description [X]   Additional Parties [ ]   Other [X]

(7)  Interest/Estate Charged

     Fee Simple

(8) Standard Charge Terms - The parties agree to be bound by the provisions in Standard Charge Terms filed as number 9320 and the Chargor(s) hereby acknowledge(s) receipt of a copy of these terms.

(9)  Payment Provisions
     (a) Principal amount             $800,000.00
     (b) Interest Rate                % per annum
     (c) Calculation Period
     (d) Interest Adjustment Date     Y   M   D
     (e) Payment Date and Period      ON DEMAND
     (f) First Payment Date           Y   M   D
     (g) Last Payment Date
     (h) Amount of Each Payment                              Dollars $
     (i) Balance Due Date
     (j) Insurance Full insurable value                      Dollars $

(10) Additional Provisions

     SEE SCHEDULE ATTACHED                          Continued on Schedule [ ]

(11) Chargor(s) The chargor hereby charges the land to the chargee

     The chargor(s) acknowledge(s) receipt of a true copy of this charge.

     Name(s)                       Signature(s)             Date of Signature
                                                             Y     M     D

     STRIKER PAPER CANADA, INC.    Per:   /s/ MATT POND     1998   03    20
                                   Name:  Matt Pond

     I have authority to bind the corporation.

(12) Spouse(s) of Chargor(s) I hereby consent to this transaction.

     Name(s)                       Signature(s)             Date of Signature
                                                             Y     M     D
(13) Chargor(s) Address for Service

     181 Bay Street, BCE Place, Suite 2500, Toronto, Ontario M5J 2T7

(14) Chargee(s)

     CREDIT UNION CENTRAL OF ONTARIO LIMITED and SO-USE CREDIT UNION LIMITED

(15) Chargee(s) Address for Service

     2265 Bloor Street West, Toronto, Ontario, M6S 1P1
     Attn: Lending Services Department
     for Service

(16) Assessment Roll Number of Property

     Cty.      Mun.      Map      Sub.      Par.

(17) Municipal Address of Property

     100 Ormond Street South
     Thorold, Ontario

(18) Document Prepared by:

     SUSAN D. ROSEN (MMI) (T913022)
     GOWLING, STRATHY & HENDERSON
     Suite 4900, Commerce Court West
     Toronto, Ontario
     M5L 1J3

FOR OFFICE USE ONLY

--------------------------------------------
                   Fees
--------------------------------------------
Registration Fee
--------------------------------------------

--------------------------------------------

--------------------------------------------

--------------------------------------------
     Total
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                                                                          Page 2

                                  SCHEDULE 'A'
                               LEGAL DESCRIPTION



FIRSTLY:

Part of Park Lot 5 and Part of Town Lot PP, Plan 898, Part of Township Lot 29, Township of Thorold, Parts of William Street Plan 898, as closed by By-Laws 2455 and 1140 (1988), City of Thorold, Regional Municipality of Niagara, designated as Part 3, Plan 59R-7526. Subject to an easement in favour of the Corporation of the City of Thorold over those parts of said Part Lot 5 and that part of said Township Lot 29, designated as Part 17, Plan 59R-1681, as set out in Instrument No. 303771.

SECONDLY:

Those parts of William Street as closed by By-Laws 2455 and 1140 (1988) designated as Parts 1 and 2, Plan 59R-7526. Subject to an easement in favour of Thorold Hydro Electric Commission over that part of William Street Plan 898, as closed by By-Laws 2455 and 1140 (1988), designated as Part 2, Plan 59R-7526, as more particularly set out in Instrument No. 556427. Subject to an easement in favour of the Corporation of the City of Thorold over those parts of William Street as closed by By-Laws 2455 and 1140 (1988), designated as Parts 2, 5 and 7, Plan 59R-6276 as more particularly described in Instrument No. 585965.

THIRDLY:

Part of Park Lot 5 and Part of Town Lot PP, Plan 898, City of Thorold, Regional Municipality of Niagara, designated as Part 1, Plan 59R-7527.







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                                    [GRAPHIC]
                                    SCHEDULE
                              ADDITIONAL PROVISIONS

1.       MORTGAGES ACT/LAND REGISTRATION REFORM ACT

If any of the short forms of words contained herein are also contained in Column One of Schedule B of the Short Forms of Mortgages Act R.S.O. 1980, Ch. 474 and distinguished by a number therein, this Charge shall be deemed to include and shall have the same effect as if it contained the form of words in Column Two of Schedule B of the said Act distinguished by the same number and this Charge shall be interpreted as if the Short Forms of Mortgages Act were still in full force and effect. The implied covenants deemed to be included in a charge under subsection 7(1) of the Land Registration Reform Act, 1984, shall be and are hereby expressly excluded from the terms of this Charge.

2.       COMPUTATION OF INTEREST

Provided that this Charge is to be void upon payment on demand of the ultimate balance of the liabilities of the Chargor to the Chargee, the principal component of such liabilities not to exceed EIGHT HUNDRED THOUSAND DOLLARS ($800,000) of lawful money of Canada, together with interest thereon at a rate equal to the Credit Union Central of Ontario Limited's Prime Interest Rate per annum in effect from time to time plus one point seven five percent (1.75%) per annum calculated and payable monthly as well after as before and after maturity default and judgment, with interest on overdue interest at the same rate as on the principal sum, and all other amounts payable by the Chargor hereunder and paying any taxes, rates, leases, charges, or assessments upon the said lands no matter by whom or what authority imposed and observing and performing all covenants, provisos and conditions herein contained. For the purpose hereof the Prime Interest Rate shall mean the annual rate of interest which the Credit Union Central of Ontario Limited establishes as the reference rate of interest to determine interest rates it will charge at such time for demand loans in Canadian dollars and which it refers to as its special rate of interest, such rate to be adjusted automatically and without the necessity of any notice to the Chargor upon each change to such rate. At the date of this Indenture, such Prime Interest Rate was six and one half percent (1 1/2%) per annum. In the event that it may be necessary at any time for the Chargee to prove the Prime Interest Rate applicable as at any time, or times, it is agreed that a certificate in writing of the Credit Officer of the Credit Union Central of Ontario Limited setting forth the said Prime Interest Rate as at any time or times, shall be conclusive evidence as to the said Prime Interest Rate as in the said certificate set forth.


3.       PREPAYMENT PRIVILEGES

The Chargor herein, when not in default, shall have the privilege of prepaying the whole or any part of the entire principal sum secured herein without giving any notice or paying any bonus.

4.       EVENTS OF DEFAULT

In addition to the cases set out in the standard charge terms, the Chargee may exercise all of the powers under the Charge and may at its option require immediate payment of principal and interest under the Charge after any obligation to the Chargee under any agreement that relates to the obligations secured by the Charge is not complied with.

5.       COMPLIANCE WITH CONSTRUCTION LIEN ACT

In the event of any order or judgment (whether such order or judgment be on consent or otherwise) whereby any holdback deficiency, or any part thereof, under the Construction Lien Act, 1990, and any amendments thereto, is ordered, adjudged, or declared, to have priority over the within charge, the Chargee herein may, but without any obligation whatsoever so to do, pay such amount of the holdback deficiency which has priority over the within charge, and all costs, legal fees and expenses whatsoever (on a solicitor and client basis) pertaining to such payment, and the amount so paid by the Chargee, including all costs, legal fees and expenses pertaining to such payment of the holdback deficiency shall be a charge against the within described mortgaged lands, and the amount so paid including the said costs, legal fees and expenses, shall be added to the principal amount of the Charge herein and interest shall be charged on such amount so paid at the interest rate chargeable herein, as amended from time to time, from the date of such payment; provided further, that upon payment of the amount mentioned in this paragraph, all monies owing under the within Charge shall immediately become fully due and payable, and the Chargee shall have the privilege of immediately exercising all of its remedies as contained in the within Charge and the Mortgages Act.



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                                    [GRAPHIC]
                                    SCHEDULE
                              ADDITIONAL PROVISIONS





6.       RETURNED OR LATE CHEQUES

In the event that any of the Chargor's cheques are not honoured when presented for payment to the Chargee or in the event that any payment cheque is received late so as to result in a late payment, the Chargor shall pay to the Chargee for each such late or returned cheque the sum of TWENTY-FIVE DOLLARS ($25.00) as a servicing fee as a liquidated amount to cover the Chargee's administrative costs with respect to same. In the event that the said cheque, which has not been honoured by the Chargor's bank or credit union, is not forthwith replaced by the Chargor, the Chargee shall be entitled to a further servicing fee for each written request which may be necessitated by the Chargor not forthwith replacing such dishonoured cheque. The aforementioned fee shall become part of the debt secured and shall bear interest at the interest rate set forth in this Charge.

7.       MORTGAGE COMMITMENT REMAINS IN EFFECT

Provided further that the Chargor covenants and agrees that all the obligations, terms, covenants and stipulations (herein referred to as the "terms") on the part of the Chargor contained in the commitment letter dated December 23, 1997 between the Chargee and the Chargor form an integral part of this Charge and all such terms of the aforesaid commitment letter shall be deemed to be part of this Charge and of the same force and effect as if they were fully set forth herein, and the Chargor covenants and agrees to observe, keep and perform such terms, and failure on the part of the Chargor to observe, keep and perform such terms shall constitute an act of default hereunder and this Charge shall then be deemed to be in default.

8.       DISCHARGE PROVISIONS

The Chargee shall have a reasonable time after payment of the Charge monies in full within which to prepare and execute a discharge of this Charge. Any discharge of this Charge shall be prepared by the Chargee at the Chargor's expense. All payments hereunder shall be made to the Chargee at the Chargee's address for service noted in the attached Charge. All prepayments of principal and other monies required to be made other than regular monthly mortgage payments are to be made by way of certified cheque, cash, bank draft or money order and interest as aforesaid shall continue to run on any payments received after 3:00 p.m. and shall not be credited until the following banking business day. The Chargee's administrative costs, legal costs and other expenses and costs incurred shall be paid by the Chargor prior to the Chargee being required to prepare the discharge contemplated herein.

9.       VALIDITY OF PROVISIONS

If any provision of this Charge is held to any extent invalid or unenforceable, the remainder of this Charge, other than the provision which is held invalid or unenforceable, shall not be affected.

10.      APPOINTMENT OF RECEIVER

         (a) At any time after the security hereby constituted becomes enforceable, or the monies hereby secured shall have become payable, the Chargee may from time to time appoint by writing a Receiver of the property, with or without Bond, and may from time to time remove the Receiver and appoint another in his stead, and any such Receiver appointed hereunder shall have the following powers:

                  (i) To take possession of the charged lands and to collect the same and for such purpose to enter into and upon any property, buildings and premises wheresoever and whatsoever and for such purpose to do any act and take any proceedings in the name of the Chargor or otherwise as he shall deem necessary;

                  (ii) To carry on or concur in carrying on the business of the Chargor, and to employ and discharge agents, workmen, accountants and others upon such terms and with such salaries, wages or remuneration as he shall think proper, and to repair and keep in repair the charged lands and to do all necessary acts and things for the carrying on




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                                                                          Page 4

                                    [GRAPHIC]
                                    SCHEDULE
                              ADDITIONAL PROVISIONS









                           of the business of the Chargor and the protection of the said charged property of the Chargor;

                  (iii) To sell or lease or concur in selling or leasing any or all of the charged property, or any part thereof, and to carry any such sale or lease into effect by conveying in the name of or on behalf of the Chargor or otherwise; and any such sale may be made either at public auction or private sale as seen fit by the Receiver and any such sale may be made from time to time as to the whole or any part or parts of the charged lands; and he may make any stipulations as to title or conveyance or commencement of title or otherwise which he shall deem proper; and he may buy or rescind or vary any contracts for the sale of any part of the charged property and may resell the same; and he may sell any of the same on such terms as to credit or part cash and part credit or otherwise as shall appear in his sole opinion to be most advantageous and at such prices as can reasonably be obtained therefor and in the event of a sale on credit neither he nor the Chargee shall be accountable for or charged with any monies until actually received;

                  (iv) To make any arrangement or compromise which the Receiver may think expedient in the interest of the Chargee and to consent to any modification or change in or omission from the provisions of this Charge and to exchange any part of parts of the property for any other property suitable for the purposes of the Chargee and charged upon such terms as may seem expedient and either with or without payment or exchange of money or regard to the equality of the exchange or otherwise;

                  (v) To borrow money to carry on the business of the Chargor and to charge the whole or any part of the charged property in such amounts as the Receiver may from time to time deem necessary and in so doing the Receiver may issue certificates that may be payable when the Receiver thinks expedient and shall bear interest as stated therein and the amounts from time to time payable under such certificates shall charge the charged property in priority to this Charge;

                  (vi) To execute and prosecute all suits, proceedings and actions which the Receiver in his opinion considers necessary for the proper protection of the charged property, to defend all suits, proceedings and actions against the Chargor or the Receiver, to appear in and conduct the prosecution and defense of any suit, proceeding or action then pending or thereafter instituted and to appeal any suit, proceeding or action;

                  (vii) To execute and deliver to the purchaser of any part or parts of the charged lands, good and sufficient deeds for the same, the Receiver hereby being constituted the irrevocable attorney of the Chargor for the purpose of making such sale and executing such deed, and any such sale made as aforesaid shall be a perpetual bar both in law and equity against the Chargor, and all other persons claiming the said property or any part of parcels thereof by, from, through or under the Chargor, and the proceeds of any such sale shall be distributed in the manner hereinafter provided;

         (b) And it is agreed that no purchaser at any sale purporting to be made in pursuance of the aforesaid power or powers shall be bound or concerned to see or inquire whether any default has been made or continued, or whether any notice required hereunder has been given, or as to the necessity or expediency of the stipulations subject to which such sale shall have been made, or otherwise as to the propriety of such sale or regularity of its proceedings, or be affected by notice that no such sale default has been made or continues, or notice given as aforesaid, or that the sale is otherwise unnecessary, improper or irregular; and notwithstanding any impropriety or irregularity or notice thereof to such purchaser, the sale as regards such purchaser shall be deemed to be within the aforesaid power and be valid accordingly and the remedy (if any) of the Chargor, or of any party claiming by or under it, in respect of any impropriety or irregularity whatsoever in any such sale shall be in damages only.


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                                                                          Page 5

                                    [GRAPHIC]
                                    SCHEDULE
                              ADDITIONAL PROVISIONS



The net profits of the business of the Chargor and the net proceeds of any sale of the charged property or part thereof shall be applied by the Receiver subject to the claims of any creditors ranking in priority to this Charge:

                  (i) Firstly, in payment of all costs, charges and expenses of and incidental to the appointment of the Receiver and the exercise by him of all or any of the powers aforesaid including the reasonable remuneration of the Receiver and all amounts properly payable by him;

                  (ii) Secondly, in payment of all costs, charges and expenses payable hereunder;

                  (iii) Thirdly, in payment to the Chargee of the principal sum owing hereunder;

                  (iv) Fourthly, in payment to the Chargee of all interest and arrears of interest and any other monies remaining unpaid hereunder; and

                  (v) Fifthly, any surplus shall be paid to the Chargor; provided that, in the event that any party claims a charge against all or a portion of the surplus, the Receiver shall make such disposition of all or a portion of the surplus as the Receiver deems appropriate in the circumstances.

         (c) The Chargee shall not be liable to the Receiver for his remuneration costs, charges or expenses, and the Receiver shall not be liable for any loss howsoever arising unless the same shall be caused by his own gross negligence or willful default; and he shall, when so appointed, by notice in writing pursuant hereto, be deemed to be the agent of the Chargor and the Chargor shall be solely responsible for his acts and defaults and for his remuneration.

11.      REALTY TAXES

The Chargor shall each year throughout the term of the Charge pay all municipal taxes levied upon the property as the same fall due and furnish to the chargee, within ninety (90) days after payment of such taxes in full, evidence of payment thereof.

12.      SALE OF PROPERTY AND FAILURE TO MAINTAIN GOOD STANDING IN CREDIT
         UNION

In the event of any assignment, sale, transfer or conveyance of the Property, or a change of ownership or control of the Chargor, regardless of whether such change of ownership or control is beneficial or otherwise, or if the Chargor ceases to be a member in good standing of the Credit Union, then in such case the principal sum secured hereunder together with accrued interest thereon shall, at the option of the Chargee become due and payable.

13.      INSPECTIONS

The Chargee shall have access to and the right to inspect the Property at all reasonable times. The Chargor shall permit the Chargee to conduct, at the Chargor's expense, any and all tests, inspections, appraisals and environmental audits of the Property so as to determine and ensure compliance with the provisions of this paragraph including, without limitation, the right to conduct soil tests and to review and copy any records relating to the Property or the businesses and other activities conducted thereon at any time and from time to time.



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                                    [GRAPHIC]
                                    SCHEDULE
                              ADDITIONAL PROVISIONS



May 19, 1998